ASSIGNMENT AND ASSUMPTION AGREEMENT
This Assignment and Assumption Agreement (this “Agreement”) is entered into as of April 18, 2024, by and among Altus Power, Inc., a Delaware corporation (the “Company”), CBRE Acquisition Sponsor, LLC, a Delaware limited liability company (“CBRE”), and Robert Charles Bernard (the “Board Member” and collectively with the Company and CBRE, the “Parties”). Capitalized terms used but not defined herein shall have the meanings given to them in the Company’s 2021 Omnibus Incentive Plan (the “Plan”).
RECITALS
WHEREAS, the Board Member became a member of the Board of Directors (the “Board”) of the Company on February 27, 2024;
WHEREAS, on March 12, 2024, the Board Member received 14,859 restricted stock units of the Company (the “2024 Compensation”) as consideration for services as a non-employee member of the Board;
WHEREAS, the Board Member wishes to assign to CBRE, and CBRE desires to assume from the Board Member, the 2024 Compensation and any future equity compensation received by the Board Member from the Company as consideration for services as a non-employee member of the Board (together with the 2024 Compensation, the “Compensation”), in each case, at no cost; and
WHEREAS, the Administrator of the Plan has approved the Assignment (as defined below) pursuant to Section 6.3 of the Plan.
NOW, THEREFORE, the Parties hereby agree to effectuate the assignment of the Compensation from the Board Member to CBRE pursuant to the following terms and conditions (the “Assignment”).
AGREEMENT
To implement the foregoing and in consideration of the mutual agreements contained herein, the Parties agree as follows:
    Section 1.    Effective Date of Transfer. The assignment of the 2024 Compensation to CBRE will be effective as of the date hereof (the “Effective Date”) and the assignment of any other Compensation shall be the date such Compensation is received by the Board Member.
    Section 2.    Effect of Transfer. Upon and after the Assignment, CBRE shall be bound by the terms and conditions of the Plan. For all purposes of the Plan and the Assignment evidenced by this Agreement, CBRE shall be treated as the Participant in respect of whom the grant was made. The Board Member, CBRE and the Company acknowledge and agree that references to the “Participant” in the Plan as it relates to any vesting conditions associated with the restricted stock units (the “RSUs”) underlying any Compensation shall continue to refer to the Board Member.
    Section 3.    Representations of the Board Member and CBRE. Each of the Board Member and CBRE hereby represents and acknowledges that he or it, as applicable, has consulted, or has declined the opportunity to consult, his or its tax, legal, accounting and financial advisors regarding the specific tax, legal, accounting, and financial consequences of the Assignment, and no representations are made by the Company or any of its affiliates with respect to the tax, legal, accounting or financial consequences thereof.

    Section 4.    Board Member’s Service with the Company. Nothing contained in this Agreement or in any other agreement entered into between the Company or any of its affiliates and the Board Member obligates the Company or any affiliate of the Company to employ or otherwise retain or continue the services of the Board Member in any capacity whatsoever.
    Section 5.    Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the Parties hereto and their respective heirs, legal representatives, successors and permitted assigns.
    Section 6.    Amendment. This Agreement may be amended only by a written instrument signed by the Parties hereto.
    Section 7.    Governing Law. This Agreement and all claims or disputes arising out of or based upon this Agreement or relating to the subject matter hereof will be governed by and construed in accordance with Delaware law without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
    Section 8.    Miscellaneous. (a) This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Agreement as to the Parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties hereto transmitted by electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
    (b) If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected but shall remain in full force and effect.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.
ALTUS POWER, INC.
By:    /s/ Gregg Felton
    Name:    Gregg Felton
    Title:    Co-Founder and Co-Chief Executive
Officer
CBRE Acquisition Sponsor, LLC

By: CBRE Services, Inc.
Its: Managing Member
By:    /s/ Emma E. Giamartino
    Name:    Emma E. Giamartino
    Title:    Chief Financial Officer
/s/ Robert Charles Bernard
Robert Charles Bernard